UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     September 22, 2006 (September 18, 2006)
                Date of report (Date of earliest event reported)


                                  Diasense, Inc
             (Exact Name of Registrant as Specified in Its Charter)


                                  Pennsylvania
         (State or Other Jurisdiction of Incorporation or Organization)


       0-26504                                             25-1605848
(Commission File Number)                       (IRS Employer Identification No.)


                   211 West Wall Street, Midland, Texas 79701
          (Address of Principal Executive Offices, Including Zip Code)


                                 (432) 682-1761
              (Registrant's Telephone Number, Including Area Code)


             2275 Swallow Hill Road, Bldg 2500, Pittsburg, PA 15220 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

UNIT PURCHASE AGREEMENT

(a) On September 18, 2006, Diasense, Inc. ("DIASENSE" or the "COMPANY") entered into a unit purchase agreement (the "UNIT PURCHASE AGREEMENT") with Glenn A. Little ("LITTLE") whereby the Company sold and Mr. Little purchased 1000 units; each unit consisting of 11,100 shares of common stock and 500 common stock purchase warrants offered by the Company (the "Units").

Additional background information concerning the Unit Purchase Agreement is provided under Item 3.02 of this report.

SHARE PURCHASE AGREEMENT

(a) On September 18, 2006, the Company entered into a share purchase agreement (the Share Purchase Agreement with Dominion Asset, LLC ("Dominion") whereby the Company purchased and Dominion sold 11,975,000 shares of common stock of the Company for a purchase price of $1.00. The shares were returned to the Treasury of the Company as unissued. Dominion was the majority shareholder of the Company prior to the transaction.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

(a) On September 18, 2006, the Company sold 1000 Units to Glenn A. Little; each unit consisting of 11,100 shares of common stock and 500 common stock purchase warrants. The sale totaled 11,100,000 shares of common stock and 500,000 common stock purchase warrants.

(c) The aggregate offering price was $125,000. There were no commissions or underwriting discounts.

(d) The share were exempt from registration under Section 4(2) of the Securities Act of 1933 as amended.

(e) The common stock purchase warrants can be exercised from the date the warrants are issued until the expiration date to purchase common stock at a price of $0.10 per share. The warrants expire five (5) years from the date of issuance.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Pursuant to the provisions of the Unit Purchase Agreement on September 18, 2006, the Board of Directors appointed Glenn A. Little as a Director of Diasense, to serve until the next annual meeting of the shareholders of Diasense or until his successor is duly elected and qualified and as Chief Executive Officer. Mr. Little was appointed as a Director and Chief Executive Officer of

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Diasense.  The material  terms of the Unit  Purchase  Agreement are described in
Item 1.01 of this Current Report on Form 8K and are incorporated herein by reference.

(b) Effective  September 18, 2006, Anthony Patera resigned from his positions as
(i) the Executive Vice President and (ii) a member of the Board of Directors of the Company. Notification of such resignation was received from Mr. Patera on September 18, 2006 via a letter addressed to Glenn Little, a member of the Board of Directors of the Company.

BIOGRAPHICAL INFORMATION

Glenn A. Little, age 53, is a graduate of The University of Florida, Gainesville (Bachelor of Science in Business Administration) and the American Graduate School of International Management (Master of Business Administration International Management) and has been the principal of Little and Company Investment Securities (LITCO), a Securities Broker/Dealer with offices in Midland, Texas since 1979. Before founding LITCO, Mr. Little was a stockbroker with Howard, Weil, Labouisse Friedrich in their New Orleans, Louisiana and Midland, Texas offices and also worked for First National Bank of Commerce in New Orleans, Louisiana.

Mr. Little was appointed an Adjudicatory Official for the State Bar of Texas and served in that capacity from 1997 through 2003.

Mr. Little is currently an Officer and/or  Director of the following  companies:
United National Film Corporation, Applied Biometrics, Inc., 8888 Acquisition Corporation, Point Acquisition Corporation, Marketing Acquisition Corporation, Victory Divide Mining Company.

From 2001 to date, Mr. Little was involved in the reactivation of the following inactive public companies: El Dorado Financial Group, Inc., Tomahawk Industries, Inc., Boulder Acquisitions, Inc., Basic Empire Corporation, Fast Eddie Racing Stables, Inc., Parallel Technologies, Inc., Las Vegas Resorts Corp. Mr. Little is no longer a controlling shareholder, officer or director of any of these companies. His involvement terminated upon the fulfillment of the respective plans of reorganization of these companies including a business combination transaction with private entities wishing to become publicly owned.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibit 10  Unit Purchase Agreement

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Diasense, Inc.


                                            /s/ Glenn A. Little
September 22, 2006                          ---------------------------------
                                            Glenn A. Little
                                            Chief Executive Officer

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